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                                                                   Exhibit 99.1



                                        Investor Contact: Alison Tanner, CFA
                                                          Director of Investor
                                                          Relations
                                                          (561) 989-7556
                                        Media Contact:    Debbie Coller
                                                          Director of Corporate
For Immediate Release                                     Communications
                                                          (561) 989-7035


                  SENSORMATIC ANNOUNCES NEW PRESIDENT AND CEO

   Former Executive of NCR Corporation's Largest Division to Lead the Company
     Through Next Phase of its Turnaround and Return to Accelerated Growth

Boca Raton, FL, August 9, 1999 - Sensormatic Electronics Corporation (NYSE:
SRM) today announced the resignation and retirement of Bob Vanourek as president and chief executive officer, and the appointment of Per-Olof Loof, 48, previously a senior vice president in charge of NCR's largest division, its $2.9 billion Financial Services Group, to those positions effective August 23, 1999.

         Vanourek joined Sensormatic in October 1995 as president and chief operating officer and was appointed chief executive officer in August 1996. Vanourek has been credited with leading the Company through several challenging years of restructuring while setting the stage for quality growth in the future.

        "Under Bob's leadership, significant improvements have been made in expense controls, strengthening of the balance sheet, product quality, and in building the infrastructure through new management information systems," said Ronald Assaf, Sensormatic's chairman. "A record number of new products have been launched and critical new customer commitments have been won. His contributions have been substantial. Certainly the excellent financial performance of the Company in the past quarter reflects those contributions."

         "I think Sensormatic has a great future and I will miss the dedicated and talented employees who have worked so hard with me over the past four years to get the Company back on track," said Vanourek. "I am proud of their efforts and the building blocks we have put in place."


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         Previously, Loof led NCR's Financial Solutions Group which is based in
London. This business unit contributes a significant majority of NCR's profits as the largest manufacturer of ATMs in the world.

         Before joining NCR, Loof was president and CEO of AT&T ISTEL Corp., a leading Europe-based systems integrator. Prior to his AT&T career, Loof spent 12 years with Digital Equipment Corp., holding a variety of management positions, including vice president of Sales and Marketing for Europe, and vice president, Financial Services Enterprises. In this capacity, he directed the growth of that business and its many European operations, integrating acquired as well as ongoing Digital businesses. During his tenure, this business group tripled to $1.3 billion.

         "Per-Olof Loof is a seasoned international executive, and he has consistently demonstrated the ability to substantially improve both the top and bottom lines," said Assaf. "Under his leadership, NCR's Financial Solutions Group achieved significant growth in revenues and profits, and it solidified its position as the undisputed leader in Self Service Solutions, especially ATMs, increasing NCR's ATM output from 30,000 units in 1996 to 47,000 units in 1998. His extensive experience in European sales, service and marketing will be particularly beneficial to Sensormatic, as we focus on strengthening our operations and presence in that region," Assaf added.

         Loof, who will also be joining Sensormatic's Board of Directors, stated, "I am deeply honored to have the opportunity to lead this outstanding organization and to build upon the platform for growth that has been established over the past four years. This is a company with outstanding products, cutting-edge technology and very talented and dedicated people. I look forward to using my experience in rapidly growing technology businesses to lead Sensormatic to accelerated growth and profitability."

         Prior to joining Digital, Loof was a senior consultant and manager with Arthur Andersen & Co. in both the United States and Europe. A native of Sweden, Loof has a degree in economics and business administration from the Stockholm School of Economics. He and his family will relocate to Boca Raton during the fall.


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         This news release discusses certain forward-looking matters that involve risks and uncertainties that could cause actual results to vary materially from estimates. Risks and uncertainties include, but are not limited to, the Company's ability to successfully market its products and services to current and new customers and to develop and provide innovative and cost-effective products and solutions, as well as risks from changes in international operations, exchange rate risks, market conditions for the Company's products, competition, and changes in the economic climate, any of which could cause actual results to vary materially from the future results indicated, expressed or implied, in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Sensormatic Electronics Corporation is the leading supplier of electronic security systems to the retail, commercial and industrial marketplaces. Sensormatic is also the leader in integrated source tagging - a process where consumer goods manufacturers insert anti-theft tags at the point of manufacturing or packaging. For additional information on Sensormatic, visit our website at www.sensormatic.com.